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                                                                   Exhibit 10.7

                          CONSULTING SERVICES AGREEMENT
                             Agreement No. _________

THIS AGREEMENT is made and entered into as of the 23rd day of May, 1997 by and between Roy F. Weston, Inc. ("Weston" or the "Company"), a Pennsylvania corporation having its principal offices at 1 Weston Way, West Chester, Pennsylvania 19380 and GlobeQuest International, Inc. ("Consultant") whose principal address is 6841 Pacific Lane, Annandale VA 22003.

WHEREAS, Weston is in the business of providing environmental engineering and consulting services to private industry and governmental clients; and

WHEREAS, Consultant, through its representative, Tom Harvey, is in the business of providing organizational, executive, strategic, marketing and administrative consulting services, and is, by reason of its knowledge, education and expertise capable of performing the services described herein; and

WHEREAS, Weston's Board of Directors desires, and Consultant has agreed, that Consultant provide certain consulting services as set forth hereinafter to the Company.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the parties agree as follows:

ARTICLE I.  SCOPE OF CONSULTING SERVICES.
1. THE SERVICES. Subject to the terms and conditions of this Agreement, Consultant's representative, Tom Harvey, shall provide strategic review and analysis of the Company's current operations, strategic focus, business development activities and market position, in order to make recommendations to the Company's Board of Directors to improve the Company's cost-effectiveness and profitability (such activities are hereinafter referred to as the "Services"). The specific scope and extent of the Services shall be determined by the Company's President and Chief Executive Officer. Consultant shall prepare such written reports and documentation relating to the Services as it may be directed by the


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President and Chief Executive Officer to perform. Mr. Harvey, as Consultant's agent, shall be bound by the obligations imposed on Consultant under this Agreement.

2. TIME COMMITMENT. Consultant shall commit such time and resources of Mr. Harvey as shall be necessary to perform the Services as requested by the President and Chief Executive Officer of Weston.

3. AUTHORIZED WESTON REPRESENTATIVE. Consultant shall report to the President and Chief Executive Officer of Weston (the "Weston Representative") or such other person as the Weston Board of Directors shall designate. All services performed by Consultant shall be at the direction of the Weston Representative.

4. RESTRICTION ON DELEGATION. All work hereunder shall be performed exclusively by Mr. Harvey on behalf of the Consultant except that Consultant may delegate work with the advance written approval of the Weston
Representative.

ARTICLE II. TERM; TERMINATION.
The initial term ("Initial Term") of this Agreement shall be for the period commencing May 23, 1997 and ending December 31, 1997. Thereafter the term may be extended for successive month-to-month periods upon the mutual agreement of the parties. Each monthly extension of the term shall be evidenced by a writing executed by the parties. After the Initial Term, this Agreement may be terminated by either party upon giving thirty (30) days' written notice to the other. Weston may terminate this Agreement during the Initial Term or any extension thereof if Consultant breaches this Agreement or is unable to perform hereunder. In such event, Consultant shall be paid for the number of days Consultant has performed through the date of termination. The provisions of Articles V, VI, VIII and XIII shall survive the expiration or any termination of this Agreement.

Notwithstanding anything herein to the contrary, nothing herein shall be deemed a guaranty that Weston will request Consultant to perform the Services for any minimum number of days.

ARTICLE III. CONSULTING FEE.


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1.  CONSULTING FEE.  Weston shall pay Consultant a consulting fee in the amount of Two thousand Dollars ($2,000.00) for each full day in which Mr. Harvey provides the Services. A "full day" is defined as at least eight (8) hours in one calendar day. The consulting fee shall be pro-rated for any day in which Mr. Harvey provides the Services for less than a full day.

2. EXPENSES. In the event Mr. Harvey is required to travel in connection with the performance of services hereunder, Weston shall reimburse Consultant for such expenses incurred for travel and related food and lodging as are incurred at the request of, or with the prior approval of Weston. Reimbursement of such expenses shall be made in accordance with applicable Weston policies, and on the same basis as though Consultant were an employee of Weston.

Except with respect to the purchase of meals or refreshment for persons other than Mr. Harvey where such purchase has a legitimate business purpose relating to the Services, no entertainment is authorized under this Agreement and no entertainment expenses shall be reimbursed to Consultant hereunder without the prior written authorization of the Weston Authorized Representative.

In consideration for the fees and reimbursement paid by Weston hereunder, Consultant hereby releases Weston from any and all claims for fees and/or expenses incurred by Consultant prior to the commencement of the Initial Term hereof.

ARTICLE IV.  INVOICING AND PAYMENT.
1. INVOICES. Consultant shall submit invoices for completed services in a form acceptable to Weston within ten (10) days following the end of each month in which Mr. Harvey provides the Services. Invoices shall include the following detail:

            a. This Agreement number, Consultant's name, dates of service, and number of hours worked each day by Mr. Harvey.

            b. A detailed list of expenses in a format reasonably acceptable to Weston, together with copies of original documentation of such expenses.


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Original invoices shall be submitted together with one copy to the Weston
Representative who shall approve such invoice upon reasonable satisfaction that the Services have been satisfactorily performed.

2. PAYMENT. Payment shall be issued to Consultant within 30 days after receipt and approval of each invoice. Weston shall have no obligation to reimburse Consultant for any expenses incurred, or any services performed, in violation of any law, Weston Business Ethics Policy or in contravention of this Agreement.

ARTICLE V.  WORK PRODUCT.
1. OWNERSHIP OF WORK PRODUCT. All information, including, but not limited to, all designs, processes, manuals, reports, computer data and related information, first produced by Consultant for Weston in performing the Services shall be the sole property of Weston. All such information shall be considered proprietary information and shall be retained and used solely in accordance with the provisions of this Agreement. To the extent any such information comprises work susceptible to protection under applicable copyright laws, Consultant agrees that such work shall be deemed "work made for hire" hereunder. In the event that such work is determined not to be "work made for hire," this Agreement shall operate as an irrevocable assignment by Consultant to Weston of the copyright in the work, including all right, title and interest therein, in perpetuity.

2. INVENTIONS AND PATENTS. All inventions, improvements and discoveries, whether patentable or not, first conceived, developed or reduced to practice by Consultant, either alone or with others, in the course of the performance of the Services, or as a consequence of Consultant's receipt of information hereunder, shall be the sole property of Weston. All such inventions, improvements and discoveries shall be promptly disclosed to Weston in writing. At Weston's request and expense, Consultant agrees to (i) assist Weston in making application for patents on such inventions, improvement and discoveries in the United States and any foreign countries (ii) assign all such applications to Weston or its designee without further charges, (iii) assist Weston in the prosecution of any patent applications and the enforcement of any resulting patents and (iv) execute any and all documents necessary for the accomplishment of the foregoing.

ARTICLE VI. CONFIDENTIALITY.


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1. PROPRIETARY INFORMATION. All information received by Consultant in the course of performing the Services, other than information publicly available or publicly disclosed shall be deemed "Proprietary Information." Consultant shall receive and retain all Proprietary Information in confidence and shall not disclose such information to any person without the express written authorization of Weston. Consultant shall use Proprietary Information solely for the purpose of performing his obligations hereunder and for no other purpose. Upon termination of this Agreement, Consultant shall promptly return all Proprietary Information to Weston, and will, if requested by Weston, execute a certificate warranting that all Proprietary Information has been returned to Weston in accordance with this Agreement.

2. RELATIONSHIP WITH WESTON. Consultant shall be deemed an independent contractor for all purposes hereunder.

3. NON-SOLICITATION OF EMPLOYEES. Consultant shall not, directly or indirectly, from the date of this Agreement until two (2) years after termination of this Agreement, solicit, hire or otherwise induce any Weston employee to leave the employment of Weston; nor shall Consultant induce any Weston employee to become an employee of, or otherwise become associated with, any company or business other than Weston, without the written approval of Weston. This paragraph shall apply to inducement, hiring or solicitation of any Weston employee regardless of position.

4. NON-SOLICITATION OF CLIENTS. Consultant will not, directly or indirectly, from the date of this Agreement until two (2) years after termination of this Agreement, solicit the trade or patronage, in competition with Weston, of any Weston clients or of any prospective clients with whom Weston has pending proposals. This restriction shall only apply to clients or prospective clients with whom Consultant had direct or indirect contact during the pendency of this Agreement.

ARTICLE VII.  CONFLICTS OF INTEREST
1. REPRESENTATION CONCERNING CONFLICTS. Consultant hereby warrants and represents that to the best of its knowledge and belief there are no relevant facts or circumstances which could give rise to an actual or potential conflict of interest under this Agreement, and that Consultant has disclosed to Weston all information having any relevance to an actual or


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potential conflict of interest. Mr. Harvey's interest in Consultant has been disclosed to Weston's Board of Directors, which has approved Weston's engagement of Consultant under this Agreement.

2. DISCLOSURE. Consultant agrees that if an actual or potential conflict of interest is discovered after execution of this Agreement, Consultant will make full disclosure to Weston in writing. This disclosure shall include a description of actions which Consultant has taken or proposes to take to avoid, mitigate or neutralize the actual or potential conflict, and all actions taken for such purposes shall be in consultation with Weston.

3. COMMUNICATIONS WITH GOVERNMENTAL OFFICIALS. In performing the Services, Consultant shall not communicate with any officer, representative, employee, elected official or agency of the government of any country, with the exception of the United States, or any subdivision thereof on behalf of Weston without having first obtained the written consent of the Weston Representative.

4. GOVERNMENT EMPLOYMENT. If Consultant or any person performing work for Consultant hereunder has been a United States government employee within the past three (3) years, Consultant agrees to furnish Weston all relevant information regarding any potential conflict of interest.

ARTICLE VIII. RECORDS RETENTION.
Consultant shall retain all records documenting amounts invoiced to Weston under this Agreement in legible form for a period of five (5) years from date of final payment hereunder. Consultant authorizes Weston to inspect and audit these records during business hours upon prior notice to Consultant. Except for documentation of amounts invoiced to Weston described above, upon the termination or expiration of this Agreement, Consultant shall immediately deliver to Weston all documents relating in any way to the performance of the Services.

ARTICLE IX. TAXES.
Consultant shall have sole responsibility for payment of all Federal, state (unless it provides Weston with a Non-taxable Transaction Certificate), local and other sales, use, income and all employment and other taxes applicable to the fees paid to Consultant


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hereunder. Consultant agrees to indemnify and hold Weston harmless from and against any and all claims and liability relating to such taxes.

ARTICLE X.  INDEPENDENT CONTRACTOR.
For all purposes in performing its services, Consultant shall be deemed to be an independent contractor and as such, shall not be entitled to any benefits applicable to the employees of Weston. Consultant declares that it is engaged in an independent business, that similar services are provided for other clients from time to time, and Weston is not Consultant's sole and only client. Consultant's authority to bind or speak for Weston shall be limited by Weston's By-Laws and applicable law, and further limited and defined by the authority granted by the Authorized Representative and the Board of Directors from time to time.

ARTICLE XI.  WARRANTY.
Consultant warrants and represents that: (a) it possesses the expertise, capability, equipment and personnel to properly and professionally perform the services; (b) to the extent it is required to do so, it is properly and legally licensed to perform the services; (c) it shall at all times in the performance of such services comply with all applicable laws, ordinances and regulations;
(d) it shall perform all services in a good, workmanlike, professional, efficient and non-negligent manner; and (e) it does not, as of the date of this Agreement, and during the period of performance under this Agreement, shall not represent any competitor of Weston without first fully disclosing to Weston in writing the scope of work and the name of such competitor and obtaining Weston's written consent in advance of such representation.

ARTICLE XII. INDEMNIFICATION.
Consultant agrees to indemnify and hold harmless Weston, its officers, directors, agents and employees for any loss, including reasonable and actual attorney's fees, costs or damages that Weston may incur as a result of the negligent acts or omissions of the Consultant or the Consultant's employees or agents.

Neither party shall be liable to the other for incidental, indirect or consequential damages, except where such damages arise out of the gross negligence or willful misconduct of the other party.


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ARTICLE XIII.  ASSIGNMENT.
This Agreement may not be assigned by Consultant, either in whole or in part, without the prior written consent of Weston. Any attempted or purported assignment shall be null and void and without force and effect.

ARTICLE XIV.  DISPUTES.
Any dispute arising under this Agreement not settled by agreement of the parties, including disputes arising as a result of termination, shall be decided by litigation in a court of competent jurisdiction. Pending any decision, appeal, suit, or claim pursuant to this Article, Consultant shall proceed diligently with the performance of the work authorized under this Agreement.

ARTICLE XVI.  SEVERABILITY.
Any provision or part of this Agreement held to be void or unenforceable under any law or by any court shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the parties. The parties may reform or replace such stricken provision or part thereof with a valid and enforceable provision which expresses the intent of the stricken provision.

ARTICLE XVII.  GOVERNING LAW.
This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of the choice of law rules thereof, as if wholly to be performed therein.

ARTICLE XVIII. ENTIRE AGREEMENT. This Agreement constitutes the sole and exclusive agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties. This Agreement may be amended only by


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a writing signed by the Authorized Representative of each party.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Agreement to be executed by their duly authorized representatives.

GLOBEQUEST                          ROY F. WESTON, INC.
INTERNATIONAL, LTD.
(CONSULTANT)

BY:______S/____________             BY:  _____S/____________

NAME:  TOM HARVEY                   NAME: PAT MCCANN

TITLE: PRESIDENT                    TITLE:  COO


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